Exhibit 21  List of Subsidiaries of Registrant



            Ryland Mortgage Company (an Ohio Corporation)

            M.J. Brock & Sons, Inc. (a Delaware Corporation)

            LPS Holdings Corporation (a Maryland Corporation)

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